UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): June 25, 2020 (June 24, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK	73112
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definite Agreement.

On June 24, 2020, Panhandle Oil and Gas Inc. (the “Company”), as borrower, entered into a seventh amendment (the “Amendment”) to its amended and restated credit agreement dated November 25, 2013 (as amended from time to time, the “Credit Facility”) with BOKF, NA dba Bank of Oklahoma, as lender, issuing bank and administrative agent for several banks and other financial institutions and lenders thereto.  Capitalized terms not defined in this Current Report on Form 8-K have the meanings set forth in the Credit Facility.

The Amendment reduces the Company’s borrowing base under the Credit Facility to $32.0 million and includes a Quarterly Commitment Reduction (as defined in the Amendment), whereby the borrowing base is reduced by $1.0 million quarterly, commencing on July 15, 2020.  Additionally, the Amendment, among other things, (i) requires a mandatory prepayment of borrowings to the extent the Consolidated Cash Balance exceeds $2.0 million for a period of more than seven (7) consecutive days, which such Consolidated Cash Balance excludes certain amounts relating to the Company’s payroll and benefits, royalty payments to third parties, cash received in any Seventh Amendment Equity Raise, issued checks and wire transfer transfers, and escrow and indemnity holdback obligations in connection with purchase and sale agreements, (ii) requires the Company to maintain certain Swap Agreements for a period of eighteen (18) months fixing prices on oil or gas expected to be produced; (iii) amends the Agreement to allow the Company to make Restricted Payments not to exceed $1.0 million from the date of the Amendment to the date one year following the date of the Amendment; and (iv) increases the Applicable Margin and letter of credit fee on loans.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Amendment.

Item 2.02	Results of Operations and Financial Condition.

On June 25, 2020, the Company issued a press release announcing the Amendment.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation.

Please see the disclosure under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Seventh Amendment to Amended and Restated Credit Agreement, dated June 24, 2020, by and among Panhandle Oil and Gas Inc., the lenders party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent for the lenders and as issuing bank.

99.1	Press Release dated June 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
President and Chief Executive Officer

DATE:	June 25, 2020